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                                   EXHIBIT 22

                                  SUBSIDIARIES

The Registrant, Sparton Corporation, an Ohio Corporation, had the following subsidiaries at June 30, 2003:

Domestic operations:                                    Incorporated In:

     Sparton Electronics Florida, Inc.                  Florida
     Sparton Technology, Inc.                           New Mexico

Foreign operations:                                     Incorporated In:

     Sparton of Canada, Limited                         Ontario, Canada

NYSE:SPA                                                          [SPARTON LOGO]

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